UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 9, 2009
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850 Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On June 9, 2009, Diodes Incorporated (the “Company”), entered into a privately negotiated Exchange Agreement with Acqua Wellington Opportunity, Ltd, (the “Holder”) pursuant to which the Company issued 852,272 shares of its common stock, par value $0.66 2/3 per share, in exchange for $15.0 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2026 (“Notes”) held by the Holder. In accordance with the Exchange Agreement, the Company paid the Holder $66,562.50 in cash, representing all accrued but unpaid interest on the Notes.
The shares of the Company’s common stock were issued in exchange for the Notes pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) set forth in Section 3(a)(9) of the Securities Act for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.
The foregoing summary is qualified in its entirety by reference to the copy of the Exchange Agreement, which is being filed as Exhibit 10.1 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on form 8-K is incorporated by reference in response to this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Exchange Agreement dated June 9, 2009, between the Company and Acqua Wellington Opportunity, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2009	DIODES INCORPORATED
	By:	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer